                                                                   Exhibit 10.2

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.

                       LICENSE AND MANUFACTURING AGREEMENT
                                     BETWEEN
                              VISION-SCIENCES, INC.
                                       AND
                                3DV SYSTEMS LTD.
                                ----------------



         This License and Manufacturing Agreement ("Agreement") is made as of August 6, 1998 between (1) Vision-Sciences, Inc. ("VSI"), a Delaware corporation with its principal place of business at 9 Strathmore Rd., Natick, Massachusetts 01760 , and (2) 3DV Systems Ltd. ("3DV"), an Israeli company with its principal place of business at Bldg. 7, Industrial Park, P.O. Box 249, Yokneam 20692 Israel.


         RECITALS:

         A. VSI is engaged in the development and sale of endoscopes and related technologies and products, and 3DV is engaged in the development and manufacture of 3D digital cameras and 3D imaging technologies and the design and development of products embodying those technologies; and

         B. VSI desires to license from 3DV certain exclusive rights with respect to 3DV's technologies in certain fields and to acquire exclusively from 3DV (subject to specified exceptions) certain products manufactured by or on behalf of 3DV and having application in or used in those fields in accordance with the terms hereof; and

         C. 3DV desires to grant such rights and manufacture and sell such products in accordance with the terms hereof; and

         D. The parties, together with RDC Rafael Development Corporation Ltd., a company organized under the laws of the State of Israel ("RDC"), are entering into an Investment Agreement of even date herewith (the "Investment Agreement") providing for among other things an investment by VSI in 3DV and the establishment of a close strategic alliance between the parties.

         NOW, THEREFORE, for and in consideration of the foregoing, of the mutual covenants and undertakings contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1.       Definitions
         -----------

         1.1. "3DV Component" means a camera component or other imaging module or device that is covered by 3DV Proprietary Rights, or made by a process covered by 3DV Proprietary Rights, which 3DV Proprietary Rights are enforceable in any country in which the camera (or component thereof) or other imaging module or device is made, used or sold, and which camera (or component thereof) or device is at the lowest level of integration that is reasonably practicable, such as a camera or other imaging component for inclusion in an endoscope or other product of VSI or an Approved Assign.

         1.2. "3DV Proprietary Rights" means any and all rights of 3DV or its Affiliates, anywhere in the world, with respect to (i) the patents and patent applications (including continuations and continuations in part to the extent claiming the same or similar subject matter) described on Exhibit I (the "Basic Patents") and (ii) any subsequent patents or patent applications covering improvements, modifications and enhancements to the Basic Patents and claiming subject matter which could not be lawfully practiced without a license or right to use the Basic Patents, together with all trade secrets and other intellectual property rights of 3DV disclosed in the Basic Patents or in any of such other patents or patent applications.

         1.3. "Affiliate" means, with respect to a corporation or other entity, any entity controlling, controlled by, or under common control with such first entity.

         1.4. "Approved Assigns" means any assignee of VSI of any rights and obligations of VSI under this Agreement which shall be approved by 3DV in writing; provided that 3DV hereby agrees that Asahi Optical Co., a company organized under the laws of Japan ("AOC") shall constitute an Approved Assign.

         1.5.     "Claims" has the meaning set forth in Section 5.1.

         1.6.     "Confidential Information" has the meaning set forth in
                  Section 8.1.

         1.7. "Digital Still Camera" means a camera designed and/or used primarily to capture still images (as opposed to full motion video) in digital form, which camera includes a 3DV Component or otherwise is covered by 3DV Proprietary Rights, or made by a process covered by 3DV Proprietary Rights, which 3DV Proprietary Rights are enforceable in any country in which the device is designed, made, used or sold.

         1.8.     "Disclosing Party" shall have the meaning given in Section
                  8.1.

                  Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

         1.9. "EO Element" means the electro optic shutter technology described in the Basic Patents.

         1.10. "Exclusive VSI Field" means the field represented by the use, market and application of devices designed and/or used primarily in, or capable of substantial use in, any of the following application areas: (i) [**] systems; (ii) [**] systems; (iii) [**] systems; and (iv) [**] systems [**].

         1.11.    "Nonconformities" has the meaning set forth in Section 3.4.

         1.12. "Product" means a device designed, made, used, offered for sale or sold by or for VSI or an Approved Assign, which device includes a 3DV Component or otherwise is covered by 3DV Proprietary Rights, or made by a process covered by 3DV Proprietary Rights, which 3DV Proprietary Rights are enforceable in any country in which the device is designed, made, used or sold.

         1.13.    "Receiving Party" shall have the meaning given in Section 8.1.

2.       Licenses and Other Intellectual Property Matters
         ------------------------------------------------

         2.1. Subject to the provisions of Article 3, 3DV hereby grants to VSI a worldwide, perpetual (subject to the provisions of Section 10), royalty-free license under all 3DV Proprietary Rights to:

         2.1.1. Design, have designed, make, have made, use, offer for sale, sell and import Products, and adapt, distribute, perform and display designs, computer software and other works of authorship covered by 3DV Proprietary Rights, on a sole and exclusive basis within the Exclusive VSI Field, including all rights to the integration of 3DV Components into such products and the distribution and sale of such products, in the Exclusive VSI Field, but excluding the right to manufacture and supply the 3DV Component (or the EO Element, as the case may be), which shall be reserved exclusively to 3DV except in the specific circumstances described in Section 3.1,

         2.1.2. Design, have designed, make, have made, use, offer for sale, sell and import Digital Still Cameras, and adapt, distribute, perform and display designs, computer software and other works of authorship covered by 3DV Proprietary Rights in connection with Digital Still Cameras, on a nonexclusive basis, but excluding the right to manufacture and supply the 3DV Component (or the EO Element, as the case may be), which shall be reserved exclusively to 3DV except in the specific circumstances described in Section 3.1.

         2.2. VSI shall have the right to sublicense all or any part of its rights under Section 2.1 to any Approved Assign or to assign all or any part of its rights under Section 2.1 together with its other relevant rights under this Agreement; provided that such Approved Assign is bound to respect the rights of 3DV pursuant to this Agreement.

         2.3.     Notifications of Related Inventions

         2.3.1. 3DV shall promptly upon request or otherwise on or about every six months during the term of this Agreement disclose to VSI any invention, discovery, design, computer software or other technology having applications in the Exclusive VSI Field and which relates to the subject matter described by the 3DV Proprietary Rights that is created, conceived or reduced to practice by 3DV or its personnel during the term of this Agreement, whether pursuant to Article 3 or otherwise. A disclosure shall consist of a written summary sufficient to convey a clear understanding of the nature, purpose, operation and characteristics of the invention, discovery, design, computer software or other technology to the extent available. Upon request, 3DV shall provide to VSI any information reasonably required by VSI for the evaluation or use thereof. 3DV shall consult with VSI concerning the patenting or other legal protection of each such invention, discovery, design, computer software or other technology. After doing so, , it shall be 3DV's right to apply for, prosecute and maintain patents and other forms of legal protection included in the 3DV Proprietary Rights and having applications in the Exclusive VSI Field; provided that 3DV shall not unreasonably refuse to take actions to apply for, prosecute and maintain patents and other forms of legal protection when such actions are reasonably requested by VSI, and if 3DV does refuse to take such actions, 3DV shall assign to VSI all right, title and interest in and to the affected patent, patent application, or other legal protection to the extent, and only to the extent, necessary to enable VSI to apply for, prosecute and maintain in its name and on its behalf, and VSI thereafter shall have the right, but not the obligation, to apply for, prosecute and maintain, such patent, patent application or other form of legal protection without consulting 3DV.

         2.3.2. VSI shall promptly upon request or otherwise on or about every six months during the term of this Agreement disclose to 3DV any invention, discovery, design, computer software or other technology having applications in the Exclusive VSI Field and which relates to the subject matter described by the 3DV Proprietary Rights that is created, conceived or reduced to practice by VSI or its personnel during the term of this Agreement (collectively, "VSI Rights"), whether pursuant to
                  Article 3 or otherwise. A disclosure shall consist of a written summary sufficient to convey a clear understanding of the nature, purpose, operation and characteristics of the invention, discovery, design, computer software or other technology. Upon request, VSI shall provide to

                  3DV any information reasonably required by 3DV for the evaluation or use thereof. VSI shall consult with 3DV concerning the patenting or other legal protection of each such invention, discovery, design, computer software or other technology. After doing so, it shall be VSI's right to apply for, prosecute and maintain patents and other forms of legal protection included in the VSI Rights and having applications in the Exclusive VSI Field; provided that VSI shall not unreasonably refuse to take actions to apply for, prosecute and maintain patents and other forms of legal protection when such actions are reasonably requested by 3DV, and if VSI does refuse to take such actions, VSI shall assign to 3DV all right, title and interest in and to the affected patent, patent application, or other legal protection to the extent, and only to the extent, necessary to enable 3DV to apply for, prosecute and maintain in its name and on its behalf, 3DV thereafter shall have the right, but not the obligation, to apply for, prosecute and maintain, such patent, patent application or other form of legal protection without consulting VSI.

         2.3.3. 3DV shall promptly upon request or otherwise on or about every six months disclose to any Approved Assign any patents and patent applications of 3DV having application in the Exclusive VSI Field and which is or, upon the establishment of any such rights of VSI as aforesaid will be, includable within the meaning of 3DV Proprietary Rights and the Approved Assign shall promptly upon request or otherwise about every six months disclose to 3DV any patents or patent applications of the Approved Assign or its affiliates having application in the subject matter areas described by the 3DV Proprietary Rights.

         2.4. The parties acknowledge that certain devices outside the Exclusive VSI Field may be capable of incidental uses in the Exclusive VSI Field and that such incidental uses by third parties may be difficult or impossible to discover or control. 3DV, however, shall not directly or indirectly engage, or assist any other person, corporation or other entity to engage, in the design, development, manufacture, sale, marketing or use of any device in the VSI Field anywhere in the world during the term of this Agreement. 3DV acknowledges that its obligations under this Section 2.6 are founded upon valuable consideration, necessary to protect the legitimate interests of VSI, and reasonable with respect to geographic and temporal scope.

3.       Manufacturing of 3DV Components
         -------------------------------

         3.1. Notwithstanding the provisions of Article 2, 3DV shall have the exclusive right to manufacture for VSI and Approved Assigns, and sell to VSI and Approved Assigns, the 3DV Component to be included in a Product manufactured and sold by or for VSI or an Approved Assign; provided, however, that such right shall be suspended with respect to any model of 3DV Component, and VSI and

                  Approved Assigns may manufacture or have manufactured such model of 3DV Component pursuant to the license granted in
                  Section 2.1, if (i) 3DV elects by written notice to VSI or an Approved Assign not to manufacture that model of 3DV Component, (ii) 3DV does not or cannot manufacture that model of 3DV Component and sell such 3DV Component to VSI or an Approved Assign for a price that is fair and reasonable and which is at a price that is the most favorable price offered or granted to any non-Affiliate of 3DV, or (iii) 3DV does not or cannot supply that model of 3DV Component in quantities sufficient to meet the requirements of 3DV and VSI or an Approved Assign according to the pre-arranged schedule as determined from time to time. Notwithstanding the foregoing, the exclusive manufacturing rights reserved to 3DV shall not expire or otherwise be suspended under this Section 3.1 unless and until VSI or the Approved Assigns, as the case may be, shall have provided reasonable notice of the basis for such expiration or suspension and an opportunity to cure or otherwise address the problem that would otherwise give rise to such basis for the expiration or suspension of 3DV's manufacturing rights.

         3.2. At the request of VSI or an Approved Assign, 3DV shall cooperate in determining specifications, performance requirements and other qualities of 3DV Components necessary for their integration into Products. If the design or development of 3DV Components for inclusion into Products will require significant research or development, 3DV and VSI or an Approved Assign may enter into an agreement concerning collaborative research or joint development relating thereto. Such an agreement may provide terms for the design and development of 3DV Components by 3DV in accordance with specifications and a schedule consistent with the requirements of VSI or an Approved Assign and provide for testing of 3DV Components to ensure compliance with such specifications. 3DV also shall cooperate in any inspection or validation of its manufacturing processes that may be required by regulatory authorities having jurisdiction over 3DV Components or Products.

         3.3. At any time during the term of this Agreement, VSI or an Approved Assign (each a "purchaser") may order 3DV Components from 3DV by submitting a purchase order therefor to 3DV. The price and delivery schedule and terms of payment for such 3DV Components shall be negotiated in good faith between 3DV and the purchaser, as the case may be. Unless 3DV elects not to supply a model of 3DV Component, 3DV shall not unreasonably refuse to accept, or delay its acceptance of, any such purchase order in accordance with a pre-arranged schedule determined from time to time, and if 3DV does so, clauses (i) through (iii) of Section 3.1 shall apply. Upon the acceptance of any such purchase order, 3DV shall deliver the 3DV Components ordered, in accordance with the requirements of this Agreement and the specifications, delivery schedule and other requirements applicable under the purchase order. All such deliveries shall be F.O.B. the port of export (in accordance with Incoterms 1990), unless the purchase order specifies otherwise.

         3.4. Prior to each delivery of 3DV Components, 3DV shall test the 3DV Components in accordance with any test protocol applicable under the purchase order or otherwise agreed to between 3DV and the purchaser. 3DV shall give the purchaser reasonable advance notice of any such testing, and the purchaser shall have the right to participate in any such testing. For each 3DV Component that is required to be so tested, 3DV shall provide the purchaser with detailed test data demonstrating that the 3DV Component conforms to the applicable test criteria. Upon delivery of each shipment of 3DV Components, and in addition to any testing by 3DV required by this Section 3.4, the purchaser shall have seven 7days from the date of receipt to inspect and test all or any part of such shipment to determine whether the 3DV Components in the shipment (i) fail to conform to any applicable requirements of this Agreement and the relevant purchase order or (ii) have any defects in materials and workmanship (collectively, "Nonconformities"). If the purchaser does not discover any Nonconformities during such period and report such Nonconformities to 3DV promptly upon discovery, the purchaser shall be deemed to have accepted the shipment. If the purchaser discovers and reports any Nonconformities within such period, then (x) if the purchaser has so inspected and tested only part of the shipment, 3DV shall so inspect and test, or pay for the inspection and testing of, the remainder of the shipment, and (y) 3DV shall, at 3DV's expense, either
                  (A) promptly correct all Nonconformities found through such inspection and testing or (B) replace such nonconforming 3DV Components with conforming 3DV Components and, at 3DV's request, cost and direction, the purchaser shall ship the nonconforming 3DV Components back to 3DV. Once 3DV believes it has corrected such Nonconformities, the purchaser shall have another seven (7) day period to determine if there are any Nonconformities in the shipment. If 3DV fails to correct any material Nonconformity within seven (7) days after receiving notice of such Nonconformity, the purchaser may reject all or any part of the shipment containing the 3DV Component with the Nonconformity.

         3.5. 3DV shall invoice the purchaser for the price of any 3DV Components ordered pursuant to this Article 3 upon the shipment of such 3DV Components. Any properly invoiced such amounts shall be payable 30 days after the purchaser's receipt of 3DV's invoice or 15 days after the purchaser's acceptance of the relevant 3DV Components, whichever is later.

         3.6. For purposes of this Section 3 and solely with respect to AOC as an Approved Assign hereunder, references in the definition of the term 3DV Component in Section 1.1 to a camera (or component thereof) or other imaging device shall mean and refer to solely to an EO Element.

         3.7. 3DV shall comply with all laws and regulations applicable to its activities under this Section 3.

4.       Representations and Warranties
         ------------------------------

         4.1. The parties each represent and warrant that they have the right, power and authority to enter into and to perform their obligations under this Agreement.

         4.2.     3DV represents and warrants that:

         4.2.1.   It is a corporation duly organized under the laws of Israel;

         4.2.2.   It has the right to grant the rights granted in Article 2;

         4.2.3. This Agreement is not in violation of any obligation it has to any third party;

3DV Components manufactured and sold by 3DV, and the subsequent use and resale thereof, will not, to the best knowledge and belief of 3DV, infringe any patent, trade secret, copyright, mask work right or other proprietary right of any third party; and

         4.3.     VSI represents and warrants that:

         4.3.1. It is a corporation duly organized under the laws of the State of Delaware, United States of America; and

         4.3.2. This Agreement is not in violation of any obligation it has to any third party.

         4.3.3. VSI and the Approved Assign have examined the Basic Patents, were given adequate opportunity to ask questions and had received all answers thereto and other information which they had requested, all in satisfactory form and detail. VSI and the Approved Assigns are fully aware that the technology of 3DV is at an early stage of development and that there can be no assurances as to its feasibility or that it will ultimately be matured or achieve the desired performance. VSI and the Approved Assigns are experienced in the technological fields which are relevant to 3DV's technology, and they are capable of evaluating the economic risk which exists under these conditions.

         4.4. NEITHER PARTY MAKES ANY OTHER EXPRESS OR IMPLIED WARRANTIES OF ANY KIND (INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE).

5.       Indemnity
         ---------

         5.1. 3DV shall defend, indemnify and hold harmless VSI, Approved Assigns, their customers and their respective directors, officers, agents, employees and shareholders from and against all claims, liabilities, suits, losses, damages and expenses and any of the foregoing resulting from claims from third parties, including costs and reasonable attorney's fees, but excluding consequential or special damages ("Claims") relating to or resulting from (i) the manufacture, of 3DV Components manufactured by 3DV or (ii) any3DV Component manufactured and sold by 3DV infringing upon, any patent, trade secret, copyright, mask work right or other proprietary right of any third party and 3DV shall take such commercially reasonable actions as may facilitate or assist in the continued manufacture, use and sale of such 3DV Component or modify the design of the 3DV Component so as to render it noninfringing.

         5.2. VSI and Approved Assign shall defend, indemnify and hold harmless 3DV and its directors, officers, agents, employees and shareholders from and against all Claims relating to or resulting from (i) breach of any of the representations and warranties made by VSI in Article 4, or (ii) the manufacture, use or sale of Products manufactured and sold by VSI or Approved Assign, as the case may be, except to the extent such Claims are covered by Section 5.1.

         5.3.     In connection with any Claim covered by Section 5.1 or 5.2,
                  (i) the indemnifying party shall assume, at its cost and expense, control of the defense or settlement of such Claim through counsel selected by the indemnifying party; (ii) the indemnified party shall have the right to participate in the defense or settlement of the Claim at its expense; and (iii) the parties shall cooperate to the extent necessary in the defense of the Claim.

6.       Third Party Infringement
         ------------------------

         6.1. VSI shall have the right, but not the obligation, to enforce the 3DV Proprietary Rights against infringement by a third party in the Exclusive VSI Field. If VSI elects so to enforce the 3DV Proprietary Rights, VSI's enforcement action shall be at VSI's expense, and VSI shall have the right to retain any settlement amounts or judgments recovered through such enforcement. VSI shall have the right to join 3DV as a party plaintiff if necessary or desirable in such enforcement. 3DV shall fully cooperate with and supply all assistance reasonably requested by VSI in such enforcement, including by making its employees available to testify when requested and to make available relevant records, papers, information, samples, specimens and the like, all at VSI's or the Approved Assigns cost.

7.       Insurance
         ---------

         7.1. 3DV shall, at its sole expense, maintain policies of comprehensive general liability insurance issued by insurers acceptable to VSI in such amounts as the parties shall from time to time agree. Such insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for the indemnity in Article 5. Such insurance shall name VSI and Approved Assigns as additional insureds. Such insurance shall be primary coverage without right of contribution from any VSI insurance. Insurance obtained by VSI is for the exclusive benefit of VSI.

         7.2. 3DV shall provide VSI with written evidence of such insurance upon request of VSI.

8.       Confidentiality
         ---------------

         8.1. For the purpose of this Article 8, the term "Confidential Information" means any information used in or relating to the business of one party (the "Disclosing Party"), including but not limited to information concerning the Disclosing Party's research, development efforts, trade secrets, product or marketing plans, vendor or customer relationships, finances, business operations or affairs and any information of third parties that the Disclosing Party maintains in confidence, and all tangible embodiments of such information, that is received by the other party (the "Receiving Party"), in any form.

         8.2. A Receiving Party shall not use the Disclosing Party's Confidential Information for any purpose other than in accordance with this Agreement and shall not disclose Confidential Information to any person other than its employees and its independent contractors subject to a nondisclosure obligation comparable in scope to this Article 8, which employees and independent contractors have a need to know such Confidential Information; provided that VSI may (i) disclose 3DV Confidential Information to an Approved Assign subject to a nondisclosure obligation comparable in scope to this Article 8, and (ii) to the extent reasonably necessary, disclose to its customers and suppliers technical information concerning the performance characteristics of 3DV Components, which information is of a type reasonably and customarily disclosed to customers and suppliers on a non-confidential basis, in connection with the manufacture, use or sale of Products.

         8.3. Notwithstanding Section 8.2, a Receiving Party may use for any purpose or disclose any information that the Receiving Party can show (i) is or becomes publicly known through no fault of the Receiving Party; (ii) is developed independently by the Receiving Party; (iii) is known by the Receiving Party when disclosed by the Disclosing Party, if the Receiving Party does not then have a duty to maintain its confidentiality; or (iv) is rightfully obtained by the Receiving Party from a third party not obligated to preserve its confidentiality. A Receiving Party also may disclose Confidential Information to the extent required by a court or other governmental authority, provided that (a) the Receiving Party gives the Disclosing Party reasonable notice of the disclosure, (b) the Receiving Party uses reasonable efforts to resist disclosing the Confidential Information, and (c) the Receiving Party cooperates with the Disclosing Party on request to obtain a protective order or otherwise limit the disclosure.

         8.4.     The parties acknowledge that either party's breach of Section
                  8.2 would cause the other party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the non-breaching party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.



9.       LIMITATION OF LIABILITY
         -----------------------

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY CLAIM ARISING UNDER THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.      Term and Termination
         --------------------

         10.1. This Agreement shall remain in effect unless terminated in accordance with the provisions of this Article 10.

         10.2. Each party shall have the right to terminate this Agreement if the other party materially breaches its obligations under this Agreement and fails to remedy the breach within ninety (90) days after receiving notice of the breach from the nonbreaching party.

         10.3. 3DV shall have the right to terminate this Agreement with respect to VSI upon 30 days written notice to VSI if (i) the purchase and sale right of VSI and RDC pursuant to Section 3.1 of the Investment Agreement shall expire without being exercised by VSI, (ii) VSI fails to satisfy its obligations in respect of the 1999 Advanced Funds and 2000 Advanced Funds, as defined in the Investment Agreement, or (iii) VSI becomes the subject of voluntary bankruptcy, insolvency or similar proceedings, or involuntary proceedings not dismissed within 90 days; provided that in the event of any such termination with respect to VSI, (a) 3DV shall accept an assignment of any sublicense to an Approved Assign, and such sublicense shall then continue in effect as a license directly from 3DV to 3DV's sublicensee, (b) if VSI has assigned all or any part of its rights under Section 2.1 to an Approved Assign, this Agreement shall continue in effect with respect to such Approved Assign unless terminated in accordance with
                  Section 10.2 or 10.3, and (c) such continuation shall be subject to the provisions of Articles 3 and 10.

         10.4. Except as provided in Section 10.3, in the event of any termination of this Agreement, all of 3DV's Proprietary Rights shall revert to 3DV, including any of 3DV's Proprietary Rights with respect to improvements, modifications and enhancements to, and applications of, 3DV technology created, conceived or reduced to practice under this Agreement.

11.      Notices
         -------

         11.1.    All notices sent under this Agreement shall be in writing and
                  (i) hand delivered; (ii) transmitted by legible telecopy, with a copy sent concurrently by certified mail, return receipt requested; or (iii) delivered by prepaid overnight courier. Such notices shall be deemed effective when received.

         11.2. Notices shall be sent to the parties at the following addresses or such other addresses as the parties subsequently may provide:

                  If to VSI:                Vision-Sciences, Inc.
                                            40 Ramland Road South
                                            Orangeburg, New York 10962
                                            USA

                                            Attn:    Katsumi Oneda

                                            Tel:     1-914-365-0600
                                            Fax:     1-914-365-0620

                  If to 3DV:                3DV Systems Ltd.
                                            Bldg. 7 Industrial Park
                                            P.O. Box 249, Yokneam 20692
                                            Israel

                                            Attn:    Ori J. Braun, President

                                            Tel:     011-972-4-9599599
                                            Fax:     011-972-4-9590719

12.      Miscellaneous
         -------------


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



         12.1. All communications between the parties shall be in the English language.

         12.2. Except as may be required by applicable law, neither party may, without prior written consent of the other party, use the name or any trademark of the other party in any advertising or publicity material, or make any form of representation or statement which would constitute an express or implied endorsement by the other party of any product.

         12.3. Nothing in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the parties, or as authorizing either party to act as agent for the other.

         12.4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York of the United States of America, with the same force and effect as if executed and to be fully performed therein. For the adjudication of any disputes arising in connection with this Agreement, the parties hereby consent to the personal jurisdiction of and venue in any federal or state court of competent subject matter jurisdiction located in the State of New York, and the parties agree that such jurisdiction and venue shall be exclusive. The parties further consent to service of any process relating to this Agreement by registered or certified mail or by personal service. The parties hereby exclude from application to this Agreement the United Nations Convention on Contracts for the International Sale of Goods.

         12.5. The provisions of this Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The parties acknowledge that it is their intention that if any provision of this Agreement is determined by a court to be unenforceable as drafted, that provision should be construed in a manner designed to effectuate the purposes of that provision to the greatest extent possible under applicable law.

         12.6. The rights and remedies provided in this Agreement and all other rights and remedies available to either party at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. Neither asserting a right nor employing a remedy shall preclude the concurrent assertion of any other right or employment of any other remedy, nor shall the failure to assert any right or remedy constitute a waiver of that right or remedy.

         12.7. Except as otherwise specifically provided in this Agreement and except with respect to any Approved Assign, neither party shall assign any of its rights or obligations nor subcontract or otherwise delegate any of its duties under this Agreement to any third party without the prior written consent of the other

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



                   party, which shall not be withheld unreasonably. Any assignment or delegation in violation of this Section 12.7 shall be void.

         12.8. This Agreement shall be binding upon and inure to the benefit of the parties, their successors, permitted assigns and legal representatives.

         12.9. All headings in this Agreement are included solely for convenient references and shall not affect the meaning or interpretation of this Agreement.

         12.10. This Agreement may be executed in counterparts, each of which shall be deemed to be original but all of which together shall constitute a single instrument.

         12.11.   The provisions of and of Articles, 5 (for a period of twelve
                  (12) months following the date of the termination of this Agreement), 8, 9, 11, and 12 shall survive the expiration or termination of this Agreement; provided however that in accordance with the terms of this Agreement no termination of this Agreement with respect to VSI shall terminate or derogate from any rights of any Approved Assign under this Agreement.

         12.12. This Agreement sets forth the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements between the parties concerning the subject matter hereof. Amendments to this Agreement must be in writing signed by duly authorized officers of the parties. No claimed oral agreement in respect thereto shall be considered as any part hereof.

         12.13. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing, signed by duly authorized representatives of the parties.
         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers:




VISION-SCIENCES, INC.                                  3DV SYSTEMS LTD.


By:        /s/Katsumi Oneda                            By:     /s/Ori Brown
           ------------------------------                      ----------------

Name:         Katsumi Oneda                            Name:      Ori Brown
           ------------------------------                      ----------------

Title:        President                                Title:     President
           ------------------------------                      ----------------

Date:         August 6, 1998                           Date:      August 6, 1998
           ------------------------------                      ----------------



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